UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 14, 2018

Cadiz Inc.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-12114	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, CA	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (231) 271-1600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On November 14, 2018, the Company held its 2018 Annual Meeting of Stockholders.  The number of shares represented and voting in person and by proxy at said meeting was 12,480,604.

(i)          The following directors were elected at the meeting:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Keith Brackpool	9,965,857	29,263	2,485,484
John A. Bohn	9,960,675	34,445	2,485,484
Jeffrey J. Brown	9,960,962	34,158	2,485,484
Stephen E. Courter	9,965,657	29,463	2,485,484
Geoffrey Grant	9,949,301	45,819	2,485,484
Winston Hickox	9,531,885	463,235	2,485,484
Murray H. Hutchison	9,944,728	50,392	2,485,484
Richard Nevins	9,940,487	54,633	2,485,484
Raymond J. Pacini	9,949,301	45,819	2,485,484
Timothy J. Shaheen	9,831,363	163,757	2,485,484
Scott S. Slater	9,966,857	28,263	2,485,484

(ii)          PricewaterhouseCoopers LLP was approved as the Company's independent auditors for the fiscal year 2018 by the following vote:

VOTES
FOR:	12,475,809
AGAINST:	4,755
ABSTAIN:	40

(iii) The Company's stockholders approved, on an advisory basis, the compensation of the Company's named executive officers, by the following vote:

VOTES
FOR:	9,938,974
AGAINST:	39,493
ABSTAIN:	16,653
BROKER NON-VOTES:	2,485,484

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Date: November 20, 2018